Exhibit (2)(b)

                     FIRST PACIFIC MUTUAL FUND, INC.

                     Amendment No. 1 to the By-Laws

	Pursuant to Article XIII, Section 1 of the By-Laws, the following resolution was approved by a majority of the Board of Directors on June 12, 2007:


	RESOLVED, that Article III, Section 6 of the By-Laws of the Company be, and it hereby is, amended and restated in its entirety to read as follows:


		Section 6.  Any stockholder entitled to vote at any meeting of
		stockholders shall be entitled to one vote for each share of stock
		having voting power registered in his/her name on the books of the
		Corporation and may vote such shares either in person or by proxy,
		provided that every proxy shall be (a) in writing subscribed by the
		stockholder or his duly authorized attorney and dated not more than
		eleven months before the meeting, or (2) transmitted by electronic,
		telephonic, computerized or other means as may be permitted by the
		General Corporation Laws of the State of Maryland as an alternative
		to execution of a written instrument authorizing the proxy to act,
		and received not more than eleven months before the meeting.